Exhibit 15
November 1, 2006
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 1, 2006 on our review of interim financial information of Nabors Industries Ltd. and its subsidiaries (the “Company”) for the three-month and nine-month periods ended September 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 is incorporated by reference in the Registration Statements on Form S-8 (Registration Numbers 333-96699, 333-92483-99, 333-91829-99, 333-91743-99, 333-87069-99, 333-86289-99, 333-76077-99, 333-45446-99, 333-11313-99 and 333-121908) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-85228-99 and 333-99267) of Nabors Industries Ltd., on Form S-3 (Registration Numbers 333-136797-01, 333-107806-01 and 333-91296) of Nabors Industries Ltd. and Nabors Industries, Inc., and on Form S-3 (Registration Number 333-102246) of Nabors Industries Ltd., Nabors Industries, Inc., Nabors Holdings 1 ULC, Nabors Holdings Ltd. and Nabors International Finance Inc.
Very truly yours,
/s/ PRICEWATERHOUSECOOPERS LLP